CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To  the  Board  of  Directors
GTC  Telecom  Corp.

We consent to the use in Post-Effective Amendment No. 1 of this Registration Statement on Form SB-2 of our report dated August 25, 2005, except for paragraph 5 of such report and Note 14, as to which the date is October 31, 2005, relating to the consolidated financial statements of GTC Telecom Corp. and subsidiaries as of June 30, 2005 and 2004 and for the years then ended. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Squar, Milner, Reehl & Williamson, LLP

Newport  Beach,  California
November  1,  2005